UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2016 (June 20, 2016)

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1624 Market Street, Suite 201, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(720) 442-0052
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report, all references to “we,” “us,” “our,” or the “Company” refer to the Registrant, MassRoots, Inc.

Item 5.02

Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2016, the Company retained Mr. Lance Galey as Chief Technology Officer of the Company, effective immediately. Mr. Galey succeeds Mr. Stewart Fortier, who resigned as Chief Technology Officer of the Company as of that same date. Mr. Fortier will continue with the Company as the Company’s Lead Recruiter and Head of Culture, a non-executive role. He will also continue in his role as a Director of the Company.

Pursuant to Mr. Galey’s employment agreement (the “Employment Agreement”), Mr. Galey will receive a salary of $200,000 per year for his services. The Employment Agreement is an “at-will” agreement and may be terminated by either party with or without cause with one (1) month’s written notice. Mr. Galey will receive health, dental and vision insurance under the Company’s standard healthcare plan while employed by the Company. No retirement plan or other employee benefits were awarded to Mr. Hunt and he shall serve at the direction of the Company’s Chief Executive Officer and Board.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

The experience of Mr. Galey is set forth below:

Lance Galey, age 41, has served as MassRoots' Chief Technology Officer since June 2016. Previously, Mr. Galey was the Chief Cloud Architect for Autodesk from February 2014 to April 2016, where he helped transform their products into strategic SaaS businesses. From June 2012 to February 2015, Mr. Galey served as Vice President and Principal Architect at Salesforce, where he led the architecture and development of numerous core infrastructure services underlying a large portfolio of Salesforce SaaS applications and was selected as the executive MVP for the technology division of Salesforce.com. Prior to his time at Salesforce, Mr. Galey served as Technical Advisor for PLUMgrid Inc. (2012-2013); Chief Architect and Head of OpenStack Engineering of Cloud Services for WebEx, a division of Cisco (2011-2012); and as the Director of Architecture for the Disney Connected and Advanced Technologies division of The Walt Disney Company (2009-2011). Mr. Galey also served as Sr. Program Manager at Microsoft Inc. (2006-2009) and began his career at Amazon (2005-2006) and Level 3 Communications (2000-2005). Mr. Galey is passionate about helping technology companies scale their teams and products to meet growing demands. He holds a B.S. in computer science from Regis University.

Mr. Galey does not have any relationship with the Company that would require disclosure pursuant to Item 404(a) or (d) of SEC Regulation S-K. Mr. Galey does not have any direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

Item 8.01

Other Events

On June 20, 2016, the Company issued a press release titled “MassRoots Recruits Lance Galey as Chief Technology Officer, Releases Updated Corporate Overview Deck.” A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement between the Company and Lance Galey Hunt.
99.1	Press Release dated June 20, 2016 titled “MassRoots Recruits Lance Galey as Chief Technology Officer, Releases Updated Corporate Overview Deck.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: June 27, 2016	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer